UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-224557

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2025, Shepherd’s Finance, LLC (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Mark L. Hoskins and Barrett Hoskins (“Buyers”), pursuant to which the Buyers agreed to purchase from the Company and the Company agreed to sell to the Buyers 100% of the membership interests (the “Disposition”) in 339 Justabout Land Co., LLC (“339”), a land development company, for a purchase price of $10,366,869 (the “Purchase Price”). 339 was formed by the Buyers in 2022 and purchased a large tract of land in Peters Township, Washington County, Pennsylvania, a suburb of Pittsburgh. The property has since been subdivided into two parcels. One parcel is developed into 38 lots for the construction of homes, of which 16 lots were purchased and are currently owned by Benjamin Marcus Homes, LLC (“BMH”), and the other parcel is being developed into 24 lots, which are available for construction once completed. 339 was initially acquired by the Company on February 15, 2024, from the Buyers, through a Membership Interest Purchase Agreement, for a purchase price of approximately $3,892,000, which purchase was subject to the debt owed by 339 inclusive of approximately $892,000 owed to the Company.

The Company, as the lender, previously entered into a certain Amended, Restated and Consolidated Credit Agreement (the “A&R Credit Agreement”) with Benjamin Marcus Homes. L.L.C., Investor’s Mark Acquisitions, LLC, and 339 Justabout Land Co., LLC (each a “Borrower” and collectively, the “Borrowers”) dated January 27, 2022, as amended by the First Amendment dated April 12, 2022, and the Second Amendment dated March 3, 2023, pursuant to which the maximum principal loan amount is $8,500,000 and the exiting commitment was $1,950,000 immediately prior to the Disposition. All of these Borrowers are under common ownership by one or both of the Buyers of 339 and collectively represents the Company’s largest customer. In connection with the Purchase Agreement, the Company has entered into the Third Amendment to the A&R Credit Agreement (“Third Amendment”), as the lender, to the Borrowers, to increase the loan commitment to $13,450,000 to facilitate the repurchase of 339, to fund future development, and to establish an interest escrow account. Pursuant to the Third Amendment, the unpaid principal balance attributable to advances made prior to the date of the Third Amendment bears interest rate of Cost of Funds plus 7.0% per annum, while all new advances made on or after the date of the Third Amendment bears interest rate of Cost of Funds plus 5.5% per annum.

The foregoing description of the Purchase Agreement and the Third Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Third Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 6, 2025, the Company completed the Disposition of 339. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

Shepherd’s Finance, LLC

Unaudited Consolidated Pro Forma Balance Sheet

As of June 30, 2025

(in thousands of dollars)	Shepherds Finance, LLC	Less: Disposition of 339 Justabout Land Co, LLC		Pro Forma Consolidated

Assets
Cash and cash equivalents	$1,382	$-		$1,382
Certificates of deposit	1,140	-		1,140
Certificates of deposit, restricted	1,135	-		1,135
Accrued interest receivable	809	-		809
Loans receivable, net	47,180	11,367	(a)	58,547
Real estate investments	11,594	(9,650	)(b)	1,944
Foreclosed assets, net	1,514	-		1,514
Premises and equipment	803	-		803
Other assets	2,414	(725	)(b)	1,689
Total assets	67,971	$992		$68,963

Liabilities, Redeemable Preferred Equity, and Members’ Capital
Customer interest escrow	$779	1,000	(a)	$1,779
Accounts payable and accrued expenses	539	-		539
Accrued interest payable	3,201	-		3,201
Notes payable secured, net of deferred financing costs	20,291	-		20,291
Notes payable unsecured, net of deferred financing costs	34,442	-		34,442
Deferred revenue – real estate investments	279	(279	)(b)	-
Total liabilities	59,531	721		$60,252

Members’ Capital
Series C preferred equity	6,782	-		6,782
Class A common equity	1,658	271	(b)	1,929
Members’ capital	$8,440	$-		$8,711

Total liabilities, preferred equity and members’ capital	$67,971	$992		$68,963

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Shepherd’s Finance, LLC

Interim Consolidated Pro Forma Statement of Operations - Unaudited

For the Six Months Ended June 30, 2025

(in thousands of dollars)	Shepherds Finance, LLC	Less: Disposition of 339 Justabout Land Co, LLC		Pro Forma Consolidated

Net Interest Income
Interest and fee income on loans	$4,965	$1,031	(c)	$5,996
Interest expense:
Interest related to secure borrowings	609	396	(d)	1,005
Interest related to unsecured borrowings	1,790	-		1,790
Interest expense	2,399	396		2,795

Net interest and fee income	2,566	635		3,201

Less: Provision for credit losses	120	-		120
Net interest income after provision for credit losses	2,446	635		3,081

Non-Interest Income
Revenue from the sale of land parcels	2,805	(2,805	)(e)	-
Option fee income	274	(274	)(e)	-
Other income	101	-		101
Total non-interest income	3,180	(3,079)		101

Income before non-interest expense	5,626	(2,444)		3,182

Non-Interest Expense
Cost of land parcels sold	2,805	(2,805	)(e)	-
Selling, general and administrative	1,896	-		1,896
Depreciation and amortization	40	-		40
Loss on foreclosed assets	19	-		19
Total non-interest expense	4,760	(2,805)		1,955

Net income	$866	$361		$1,227

Net income attributable to preferred equity holders	457	-		457

Net income attributable to common equity holders	$409	$361		$770

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Shepherd’s Finance, LLC

Consolidated Pro Forma Statement of Operations - Unaudited

For the year ended December 31, 2024

(in thousands of dollars)	Shepherds Finance, LLC	Less: Disposition of 339 Justabout Land Co, LLC		Pro Forma Consolidated

Net Interest Income
Interest and fee income on loans	$10,198	$2,164	(c)	$12,362
Interest expense:
Interest related to secure borrowings	1,297	1,077	(d)	2,374
Interest related to unsecured borrowings	3,564	-		3,564
Interest expense	4,861	1,077		5,938

Net interest and fee income	5,337	1,087		6,424

Less: Provision for credit losses	762	-		762
Net interest income after provision for credit losses	4,575	1,087		5,662

Non-Interest Income
Revenue from the sale of land parcels	2,998	(2,998	)(e)	-
Option fee income	816	(816	)(e)	-
Other income	82	-		82
Total non-interest income	3,896	(3,814)		82

Income before non-interest expense	8,471	(2,727)		5,744

Non-Interest Expense
Cost of land parcels sold	2,998	(2,998	)(e)	-
Selling, general and administrative	3,061	-		3,061
Depreciation and amortization	80	-		80
Loss on foreclosed assets	595	-		595
Total non-interest expense	6,734	(2,998)		3,736

Net income	$1,737	$271		$2,008

Net income attributable to preferred equity holders	702	-		702

Net income attributable to common equity holders	$1,035	$271		$1,306

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Shepherd’s Finance, LLC

Notes to Unaudited Consolidated Pro Forma Financial Information

Note 1 - Introduction

On August 6, 2025, Shepherd’s Finance, LLC (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Mark L. Hoskins and Barrett Hoskins (“Buyers”), pursuant to which the Buyers agreed to purchase from the Company and the Company agreed to sell to the Buyers 100% of the membership interests (the “Disposition”) in 339 Justabout Land Co., LLC (“339”), a land development company, for a purchase price of $10,366,869 (the “Purchase Price”). 339 was formed by the Buyers in 2022, and purchased a large tract of land in Peters Township, Washington County, Pennsylvania, a suburb of Pittsburgh. The property has since been subdivided into two parcels and 67 lots under development for new home construction. 339 was purchased by the Company on February 15, 2024.

In connection with the Agreement, the Company has entered into an Amended and Restated Revolving Demand Note (“Credit Agreement”), as the lender, for the principal sum of $13,450,000, to Benjamin Marcus Homes, LLC, Investor’s Mark Acquisitions, LLC, and 339 Justabout Land Co., LLC (collectively, the “Borrowers”). All of these Borrowers are under common ownership by one or both of the Buyers of 339.

Basis of Presentation

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and has been compiled from the historical consolidated financial statements of Shepherd’s Finance, LLC, prepared in accordance with accounting principles generally accepted in the United States of America, and should be read in conjunction with the Form 10-K for the year ended December 31, 2024 and the Form 10-Q for the six months ended June 30, 2025 for Shepherd’s Finance, LLC . The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies presented in the audited consolidated financial statements of the Company as of and for the year ended December 31, 2024.

This unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of what the Company’s results of operations actually would have been had the disposition of 339 Justabout Land Co, LLC (“339”) been completed as of June 30, 2025 or December 31, 2024. In addition, this pro forma financial information does not purport to project the future operating results of the combined company.

Management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the Disposition, and that the pro forma adjustments in the unaudited pro forma consolidated financial information give appropriate effect to those assumptions.

Pro forma information is intended to reflect the impact of the Disposition of 339 on the Company’s historical financial position and results of operations through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma consolidated statements of operations that are expected to have a continuing impact. The information in the accompanying footnotes provides a description of the pro forma adjustments from each line item in the pro forma consolidated financial statements together with information explaining how the adjustments were derived or calculated.

Note 2. Pro Forma Adjustments

The unaudited pro forma consolidated balance sheets as of June 30, 2025,Reflect the following adjustments related to the Disposition:

(a)	The addition to loans receivable and related interest escrow established through the Third Amendment on the date of Disposition.
(b)	Removal of the property, including two parcels with 67 lots, option fees receivable and deferred revenue attributable to the Disposition of 339.

The unaudited pro forma consolidated statements of operations for the six months ended June 30,2025 and the year ended December 31, 2024, reflect the following adjustments related to the Disposition:

(c)	Interest and fee income, as determined by the rates and terms within the Third Amendment, are recognized based on the loan balances that would have existed throughout the pro forma period.
(d)	Interest costs that were capitalized related to 339 developments are expensed.
(e)	Remove revenue, fee income and cost of sales attributable to 339 operations.

(d) Exhibits.

10.1	Membership Interest Purchase Agreement, dated August 6, 2025, by and among Shepherd’s Finance, LLC, as seller, and Mark L. Hoskins and Barrett Hoskins, as buyers.
10.2	Third Amendment to Amended, Restated, and Consolidated Credit Agreement, dated August 6, 2025, by and among Benjamin Marcus Homes. L.L.C., Investor’s Mark Acquisitions, LLC and 339 Justabout Land Co., LLC, as borrowers, and Shepherd’s Finance, LLC, as lender.
104	Cover page interactive data file (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: August 12, 2025	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager